RETURN THIS FORM ALONG WITH PAYMENT TO:

The Bryan-College Station Financial Holding
Company
(Offering of Common Stock and Units)
2900 A Texas Avenue
Bryan, Texas  77802

                                NUMBER OF SHARES

     Fill in the number of shares you wish to purchase and the total amount due. The Bryan-College Station Financial Holding Company (the "Holding Company") may reject any subscription or part thereof for any reason including if the total shares of such Holding Company Common Stock owned by any person following the Offering and Merger (as described in the Prospectus) would constitute more than 9.9% of the issued and outstanding Holding Company Common Stock, unless such condition has been waived in the discretion of the Holding Company's Board of Directors in one or more instances with the approval of the OTS. Each stock order must be for a minimum of 30 shares.


                                     PAYMENT

     Make checks payable to The First National Bank of Bryan, Escrow Agent for the Bryan-College Station Financial Holding Company. Your money will earn interest until the Offering is completed.


                                STOCK ORDER FORM


                    Number                               Total
                      of                Offering        Amount
                    Shares              Price             Due

Common Stock           X           $    10.00
                    -------                            --------

Total Purchase
                                                       ========


[ ]  Enclosed is a check  payable to The First  National  Bank of Bryan,  Escrow
     Agent  for  The   Bryan-College   Station  Financial  Holding  Company  for
     $___________. (Do not send cash through the mail.)

                               STOCK REGISTRATION

PLEASE READ THE REVERSE SIDE BEFORE COMPLETING THIS SECTION.

     Check the box indicating the form of ownership for your The Bryan-College Station Financial Holding Company stock ^. If necessary, check "Other" and write in the ownership, such as "corporation."


     Print the name(s) in which you want the stock registered and the mailing address.


     Fill in the taxpayer identification number (social security number) for one of the registered owners.


                                TELEPHONE NUMBERS

     Please provide us your day and evening telephone numbers in case we need to contact you regarding your order.


                                    DEADLINE

     The Offering will terminate at 5:00 p.m. Bryan, Texas time on ^ January 31, 1998. This form must be properly completed and received with proper payment at the above address by this deadline.


                                  PLEASE PRINT

[ ]   Individual

[ ]   Joint Tenants

[ ]   Tenants in Common

[ ]   Uniform Gifts to Minors
      (Texas Residents Only)

[ ]   Uniform Transfers to Minors

[ ]   Other _______________________

[ ]   Fiduciary (Legal Adoption
       Date _________________)

------------------------------------------
Name

------------------------------------------
Name

------------------------------------------
Mailing Address

------------------------------------------
City        State      Zip Code

------------------------------------------
Taxpayer I.D. (Social Security)     Number

(   )                       (   )
----------------------      ------------------------
  Daytime                     Evening


----------
     I acknowledge receipt of the Prospectus dated _______ __, 1997 describing the stock and understand that I may not change or revoke my order once it is received by The Bryan-College Station Financial Holding Company.

     Under penalties of perjury, I certify that: 1) the social security number or taxpayer identification number given above is correct; and 2) I am not subject to backup withholding.

     Instructions: You must cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return.

                                    SIGNATURE

     Sign and date the form. Add your full title to your signature if purchasing as a fiduciary, corporate officer, etc. If paying by withdrawal from an account requiring more than one signature to with draw funds, the same number of signers must sign here. THIS ORDER IS NOT VALID IF NOT SIGNED.


                                NASD AFFILIATION

     Please read the NASD Affiliation section on the reverse side of this form. Check if applicable and initial where indicated with*.


X
------------------------------------------
Authorized Signature   Title   Date
                       (If Applicable)

X
------------------------------------------
Authorized Signature   Title   Date
                       (If Applicable)


YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS.



[ ] Check here if you are a member of the NASD or a person associated with a NASD member or a partner with a securities brokerage firm or a member of the immediate family of any such person to whose support such person contributes directly or indirectly or if you have an account in which a NASD member or person associated with a NASD member has a beneficial interest. In accordance with the conditions for an exception from the Interpretation, I agree (i) not to sell, transfer or hypothecate the stock for a period of 150 days following issuance and (ii) to report this subscription in writing to the applicable NASD member I am associated with within one day of payment for the stock. *___________________ (Initial)


                     IF YOU HAVE ANY QUESTIONS, PLEASE CALL
               THE BRYAN-COLLEGE STATION FINANCIAL HOLDING COMPANY
                                AT (409) 779-2900

                        GUIDELINES FOR REGISTERING STOCK


     For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registration which we will use in the issuance of your The Bryan-College Station Financial Holding Company Stock Certificate(s). If you have any questions, please consult your legal advisor. Stock ownership must be registered in one of the following manners:


INDIVIDUAL:
     Two initials cannot be used unless they are your legal name. Include the first given name, middle initial and last name of the stockholder. Omit words of limitation that do not affect ownership rights such as "special account," "single man," "personal property," etc. If held as an individual, upon the individual's death, ownership of the stock will be held by the individual's estate and distributed as indicated by the individual's will or otherwise in accordance with law.

JOINT:
     Joint ownership of stock by two or more persons shall be inscribed on the certificate with one of the following types of joint ownership. Names should be joined by "and;" do not connect with "or." Omit titles such as "Mrs.," "Dr.," etc.

JOINT TENANTS - Joint Tenancy with Right of Survivorship and not as Tenants in Common may be specified to identify two or more owners where ownership is intended to pass automatically, upon the death of one joint tenant, to the surviving tenant(s).

TENANTS IN COMMON - Tenants in Common may be specified to identify two or more owners. When stock are held as tenancy in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held in this form of ownership.

FIDUCIARIES:
     Stock held in a fiduciary capacity must contain the following:

     1.   The name(s) of the fiduciary-
          o If an individual, list the first given name, middle initial, and last name.
          o    If a corporation, list the corporate title.
          o If an individual and a corporation, list the corporation's title before the individual.
     2.   The fiduciary capacity-
          o    Administrator
          o    Conservator
          o    Committee
          o    Executor
          o    Trustee
          o    Personal Representative
          o    Custodian
     3. The type of document governing the fiduciary relationship. Generally, such relationships are either under a form of living trust agreement or pursuant to a court order. Without a document establishing a fiduciary relationship your stock may not be registered in a fiduciary capacity.
     4. The date of the document governing the relationship. The date of the document need not be used in the description of a trust created by a will.
     5. Either of the following: The name of the maker, donor or testator or the name of the beneficiary

UNIFORM TRANSFERS TO MINORS OR UNIFORM GIFT TO MINORS:

     For Texas residents and residents of certain other states, stock may be held in the name of a custodian for a minor under the state's Uniform Gifts to Minors Act. For residents of most states, stock may be held in a similar type of ownership under the Uniform Transfers to Minors Act of the individual states. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the minor reaches legal age.
     Instructions: If you are a Texas resident and wish to register stock in this ownership, check "Uniform Gifts to Minors." For other states, see your legal advisor if you are unsure about the correct registration of your state.
     On the first "NAME" line, print the first name, middle initial, and last name of the custodian, with "CUST" after the name.
     Print the first name, middle initial, and last name of the minor on the second "NAME" line.
     Only one custodian and one minor may be designated.

EXAMPLE OF A FIDUCIARY OWNERSHIP:
John D. Smith, Trustee for Tom A. Smith Under
Agreement Dated 06/09/74.

PLEASE NOTE THAT "TOTTEN TRUST" AND "PAYABLE ON DEATH" OWNERSHIPS MAY NOT BE USED IN REGISTERING STOCK.

For example, stock cannot be registered as "John Doe Trustee for Jane Doe" or "John Doe Payable on Death to Jane Doe."

NASD AFFILIATION:
     Please refer to the National Association of Securities Dealers, Inc. ("NASD") affiliation section and check the box if applicable. Under the guidelines of the NASD, members of the NASD and their associates are subject to certain restrictions on the transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon the purchase of such securities, as established by the NASD.

                                 ACKNOWLEDGEMENT

Please return this card together with the Stock Order Form in the enclosed postage-paid return envelope.

I (we) acknowledge  that,  before purchasing the shares of either common stock I
(we) received an Prospectus dated _______ __, 1997 relating to the Common Stock.

The Prospectus received contains disclosure concerning the nature of the securities being offered and describes the risks involved in the investment, including those risks described in the Prospectus under the heading "Risk Factors." I (WE) ACKNOWLEDGE THAT, I (WE) HAVE RELIED SOLELY ON THE PROSPECTUS IN MY (OUR) DECISION TO PURCHASE THE STOCK HEREUNDER AND NO OTHER WRITTEN OR VERBAL INFORMATION. I (we) further acknowledge that THE COMMON STOCK IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT FEDERALLY INSURED.

_______________________________Name     ____________________________Signature

                     __________Date


_______________________________Name     ____________________________Signature

                     __________Date

Note: This   acknowledgement  must  accompany  the  executed  Stock  Order  Form submitted for the purchase of The Bryan-College Station Financial Holding Company stock.